Exhibit 99.3

AMENDMENT NO. 1 TO THE STOCKHOLDERS AGREEMENT

AMENDMENT NO. 1

This AMENDMENT NO. 1 (this “Amendment”) to that certain Agreement, dated as of May 29, 2013 (the “Agreement”), by and between each of the entities listed on Exhibit A thereto (each such entity and any other person who becomes bound by the Agreement as contemplated by clause (a) of Section 1 thereof, a “Stockholder” and collectively, the “Stockholders”), is entered into as of October 11, 2013 by and between the Stockholders party hereto.

WHEREAS, the Stockholders wish to extend the term of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, the parties agree as follows:

1. Term and Termination. Section 4(a) of the Agreement is hereby amended to read as follows: “Unless earlier terminated pursuant to paragraph (b) of Section 4, the term of the Agreement shall be a period expiring on May 29, 2014.”.

2. Miscellaneous. Except for clauses (a), (d) and (l) thereof, Section 5 of the Agreement is incorporated herein, mutatis mutandis.

3. Ratification. Except as specifically amended herein, all terms and conditions of the Agreement are hereby ratified and confirmed in all respects and shall remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year written above.

SPH MANAGER, LLC		SPECTRUM GROUP MANAGEMENT, LLC

By:	/s/ Edward A. Mulé	By:	/s/ Jeffrey Schaffer

Name: Edward A. Mulé	Name: Jeffrey Schaffer

Title: Member	Title: Managing Member

Address:	c/o Silver Point Capital, L.P. 2 Greenwich Plaza Greenwich, CT 06830	Address:	1250 Broadway, 19th Floor New York, NY 10001
Facsimile:		Facsimile:	212-983-2322

HIGHLAND CAPITAL MANAGEMENT LP		COURAGE CAPITAL MANAGEMENT, LLC

By:	/s/ Carter Chism	By:	/s/ Richard C. Patton

Name: Carter Chism	Name: Richard C. Patton
Title: Authorized Signatory	Title: Chief Manager

Address:	300 Crescent Court Suite 700 Dallas, TX 75201	Address:	4400 Harding Road, Suite 503 Nashville, TN 37205
Facsimile:		Facsimile:

ONE EAST PARTNERS MASTER, L.P.		ONE EAST PARTNERS OPPORTUNITIES, L.P.

By:	/s/ James Cacioppo	By:	/s/ James Cacioppo

Name: James Cacioppo	Name: James Cacioppo

Title: Managing Partner	Title: Managing Partner

Address:	551 Madison Avenue, 10th Floor New York, NY 10022	Address:	551 Madison Avenue, 10th Floor New York, NY 10022
Facsimile:	212-230-4501	Facsimile:	212-230-4501